UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2009

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURE

Item 2.05 Costs Associated with Exit or Disposal Activities
On January 30, 2009, Mindspeed Technologies, Inc. (the “Company”) committed to the implementation of a restructuring plan to reduce operating expenses. The plan includes focused reductions in the areas of sales, general and administrative and wide area networking communications spending, including the closure of the Company’s Dubai facility. The restructuring plan is expected to be completed during the second quarter of fiscal year 2009. The Company made the decision to implement the restructuring due to the current macro-economic environment and resulting decline in revenues. The Company currently expects to incur total special charges ranging from approximately $0.7 million to $1.0 million and to make cash expenditures ranging from approximately $0.7 million to $0.8 million resulting from these actions, primarily related to severance costs for affected employees.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the Company’s expectations, goals or intentions, including but not limited to, statements regarding expected operating expense reductions, amount of special charges and cash expenditures, the source of cost reduction measures, timing for completing the restructuring plan and macro-economic trends. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the Company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: future operating losses; cash requirements and terms and availability of financing; worldwide political and economic uncertainties, and specific conditions in the markets we address; fluctuations in the price of our common stock and our operating results; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; constraints in the supply of wafers and other product components from our third-party manufacturers; doing business internationally; pricing pressures and other competitive factors; successful development and introduction of new products; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; industry consolidation; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; and business acquisitions and investments. Additional risks and uncertainties that could cause the Company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended October 3, 2008, as well as similar disclosures in the Company’s subsequent SEC filings. Forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: February 3, 2009	By:	/s/ Bret W. Johnsen
Bret W. Johnsen
Senior Vice President, Chief Financial Officer and Treasurer